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                                                                   EXHIBIT 12.01

               CALCULATIONS OF RATIOS OF EARNINGS TO FIXED CHARGES AND TO FIXED CHARGES AND PREFERRED SHARE DIVIDENDS
                          (DOLLAR AMOUNTS IN THOUSANDS)

                                                       RATIOS OF EARNINGS TO FIXED CHARGES

                                          TWO MONTHS                                FISCAL YEAR ENDED JULY 31,
                                        ENDED SEPT. 30,     ------------------------------------------------------------------------
                                             1998            1998            1997           1996             1995            1994
                                             ----            ----            ----           ----             ----            ----
EARNINGS:
Net                                        $16,937        $ 90,573        $ 77,037        $ 70,521        $ 62,716         $ 52,317
Interest expense (including                  7,278          36,815          28,256          17,561           7,174            2,289
  amortization of debt discount
  and issuing costs)
Other adjustments                              233             551             494             504             493              392
                                               ---             ---        --------        --------        --------         --------
                                            24,497        $127,939        $105,787        $ 88,586        $ 70,383         $ 54,998
                                            ------        --------        --------        --------        --------         --------
FIXED CHARGES:
Interest expense (including                 $7,278         $36,815        $ 28,256        $ 17,561        $  7,174         $  2,289
  amortization of debt discount
  and issuing costs)
Capitalized interest                            49              12             868             203           1,161              586
                                               ---         -------             ---             ---            ----         --------
Preferred share dividends
Other adjustments                               54             372             327             388             394              365
                                                --             ---             ---             ---        --------         --------
                                            $7,381         $37,199        $ 29,451        $ 18,152        $  8,729         $  3,240
                                            ------         -------        --------        --------        --------         --------

RATIO OF EARNINGS TO FIXED CHARGES            3.3X            3.4X            3.6X            4.9X            8.1X            17.0X

                     RATIOS OF EARNINGS TO FIXED CHARGES AND
                      PREFERRED SHARE DIVIDEND REQUIREMENTS

                                                 TWO MONTHS           FISCAL YEAR ENDED JULY 31,
                                               ENDED SEPT. 30,      -----------------------------
                                                    1998               1998                 1997
                                                    ----               ----                 ----
EARNINGS:
Net                                               $16,937            $ 90,573            $ 77,037
Interest expense  (including                        7,278              36,815              28,256
  amortization of debt discount
  and issuing costs)
Other adjustments                                     233                 551                 494
                                                 --------            --------            --------
                                                  $24,497            $127,939            $105,787
                                                  -------            --------            --------
FIXED CHARGES AND PREFERRED SHARE
DIVIDENDS:
Interest expense (including                        $7,278            $ 36,815            $ 28,256
  amortization of debt discount
  and issuing costs)
Capitalized interest                                   49                  12                 868
Preferred share dividends                             975               5,850                 461
Other adjustments                                      54                 372                 327
                                                   ------            --------            --------
                                                   $8,356            $ 43,049           $ 39, 912
                                                   ------            --------           ---------

RATIO OF EARNINGS TO FIXED
CHARGES AND PREFERRED SHARE
DIVIDENDS                                            2.9X                3.0X                3.5X